AMENDMENT TO EMPLOYMENT AGREEMENT

     Whereas, Amtech Systems, Inc. ("Employer) and John R. Krieger ("Employee") entered into an Employment Agreement (the "Agreement") dated July 1, 1997; and

     Whereas, Employer and Employee now desire to modify the Agreement pursuant to Paragraph 2.19 thereof, and to enter into this Amendment to Employment Agreement ("Agreement");

     The parties hereto therefore agree to the following modifications to the Agreement, to be effective as of the date set forth below; with all unmodified portions of the Agreement to remain in full force and effect as written:

     1. Paragraph 2.4 of the Agreement is hereby deleted and replaced by the following:

          2.4 Employee's duties for Employer will be determined based upon the mutual agreement of Employee and Employer, through its President or the Chairman of its Board of Directors, as they may agree from time to time. Employee shall devote his time, attention, skills and energies to complete the mutually agreed upon assignments in a professional and timely manner and shall serve Employer faithfully, diligently and to the best of his ability. Employee's assignments shall be primarily in the areas of corporate development, and he will not have direct line responsibility for P.R. Hoffman Machine Products, Inc., but may have responsibility for specific assignments related to P.R. Hoffman as agreed upon pursuant to this paragraph. Employee will initially be principally located in Dillsburg, Pennsylvania, and will transition to residence in Prescott, Arizona on a schedule to be determined by him. While in Arizona, and working on assignments for Employer, Employee may be required to report to Employer's corporate offices in Tempe, Arizona no more than three days per week. Employee will be responsible for all travel expenses between Prescott, Arizona and Employer's corporate offices in Tempe, Arizona, and will not be reimbursed for such expenses. Employer shall not hold the position of Director of Employer or any of its subsidiaries and agrees immediately to resign, and hereby does resign, as President and Director of P.R. Hoffman Machine Products, Inc.

     2. Employer will not furnish Employee with a car or pay any expenses associated with a leased vehicle.

     3. Employer will include Employee in its Pennsylvania payroll until such time as Employee notifies Employer in writing that he has relocated to Arizona. Beginning at the time of receipt of such notice, Employer will include Employee in its Arizona payroll. Employer is entitled to rely upon the notice from Employee as to the date of change in his state of his residence. Employee will indemnify, defend, and hold harmless Employer from and against any claims by any state or local taxing authority arising out of the inclusion of Employee on either Employer's Pennsylvania payroll or Employer's Arizona payroll.
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     4.  Paragraph  2.6(b)  of the  Agreement  and the  last  two  sentences  of
Paragraph 2.7 of the Agreement are hereby deleted and are replaced by the following:

          2.6(b) Employee shall be entitled to participate in any group benefit, insurance or pension plan to the same extent as similarly situated employees in Pennsylvania or, after he designates his relocation, in Arizona. Employee will not accrue or be entitled to any paid vacation or holidays and shall not be paid any vacation or holiday pay at any time regardless of the number of hours worked.

     5. Employer will reimburse Employee for long distance telephone charges in connection with Employer business, including but not limited to charges for calls between Prescott, Arizona and Tempe, Arizona, subject to his furnishing appropriate documentation as required by Paragraph 2.7 of the Agreement.

     6. Employer will provide Employee with a desktop computer with an approximate value of $1,500 for Employee's use at his residence in either Pennsylvania or Arizona, which computer will be owned by Employer and returned to Employer upon termination of the Agreement.

     7. Paragraph 2.21 of the Agreement is amended by substituting "Arizona" for "Pennsylvania" in the second line thereof.

     8. Paragraph 2.18 of the Agreement is amended by inserting "as amended herein" between "Agreement" and "constitutes" in the first line.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 21st day of January, 1999.

                                        Amtech Systems, Inc.


                                        By /s/ Robert T. Hass
                                           -------------------------------------

                                        Its Vice President-Finance
                                            ------------------------------------


                                        /s/ John R. Krieger
                                        ----------------------------------------
                                        John R. Krieger